EX.99.906CERT

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of AXS 2X Innovation ETF, AXS 1.25X NVDA Bear Daily ETF, AXS TSLA Bear Daily ETF and AXS Short Innovation Daily ETF, each a series of Investment Managers Series Trust II (the “Trust”); for the six months ended September 30, 2023 (the “Report”), Terrance Gallagher, as President/Chief Executive Officer of the Trust, and Rita Dam, as Treasurer/Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	12/8/2023

/s/ Terrance Gallagher
Terrance Gallagher
President/Chief Executive Officer

/s/ Rita Dam
Rita Dam
Treasurer/Chief Financial Officer

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Investment Managers Series Trust II for purposes of Section 18 of the Exchange Act of 1934.